July 2009 Preliminary Terms No. 151 Registration Statement No. 333-156423 Dated July 16, 2009 Filed pursuant to Rule 433
S T R U C T U R E D   I N V E S T M E N T S
Opportunities in Equities
Buffered PLUS Based on a Basket of an Equity Index and Exchange Traded Funds due September    , 2010
Buffered Performance Leveraged Upside SecuritiesSM
Buffered PLUS offer exposure to a wide variety of underlying assets and asset classes, including equities, commodities and currencies while providing some protection against negative performance of the assets.  Once the assets have decreased in value below a specified buffer amount, the investor is exposed to the negative performance of the assets, subject to a minimum payment at maturity.  At maturity, if the assets have appreciated in value, investors will receive the stated principal amount of their investment plus 200% of the upside performance of the assets, subject to the maximum payment at maturity.  If the assets have depreciated in value and (i) if the assets have not declined below the specified buffer amount, the Buffered PLUS will redeem for par or (ii) if the assets have declined below the buffer amount, investors will lose 1% for every 1% decline below the specified buffer amount, subject to a minimum payment at maturity.  The Buffered PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.
SUMMARY TERMS
Issuer:	Morgan Stanley
Maturity date:	September , 2010
Original issue price:	$10 per Buffered PLUS
Stated principal amount:	$10 per Buffered PLUS
Pricing date:	July , 2009
Original issue date:	July , 2009 (5 business days after the pricing date)
Aggregate principal amount:	$
Interest:	None
Basket:	Basket component	Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	The PHLX Oil Service SectorSM Index (the “OSX Index”)	OSX	50.00%
	Shares of the iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)	EEM	30.00%
	Shares of the iShares® Dow Jones U.S. Real Estate Index Fund (the “IYR Shares”)	IYR	20.00%
	We refer to the OSX Index as the underlying index, and the EEM Shares and the IYR Shares, collectively, as the underlying shares.
Payment at maturity (per Buffered PLUS):	▪	If the final basket value is greater than the initial basket value: $10 + the leveraged upside payment, subject to the maximum payment at maturity.
	▪	If the final basket value is less than or equal to the initial basket value but has decreased by an amount less than or equal to the buffer amount of 10% from the initial basket value: $10
▪
If the final basket value is less than the initial basket value and has decreased by an amount greater than the buffer amount of 10% from the initial basket value:
($10 x the basket performance factor) + $1.00

This amount will be less than the stated principal amount of $10. However, under no circumstances will the payment due at maturity be less than $1.00 per Buffered PLUS.
Leveraged upside payment:	$10 x leverage factor x basket percent increase
Leverage factor:	200%
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Buffer amount:	10%
Maximum payment at maturity:	$11.50 to $12.00 per Buffered PLUS (115% to 120% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	$1.00 per Buffered PLUS (10% of the stated principal amount)
Initial basket value:
100, which will be equal to the sum of the products of the initial basket component values of each of the basket components, as set forth under “Basket – Initial basket component value” above, and the applicable multiplier for each of the basket components.  The initial basket component value for each of the basket components will be determined on the Pricing Date.

Final basket value:	The basket closing value on the valuation date.
Valuation date:	September , 2010, subject to adjustment for non-index business days or non-trading days, as applicable, and certain market disruption events.
Basket closing value:
The basket closing value on any date is the sum of the products of the basket component closing values of each of the basket components and the applicable multiplier for each of the basket components on such date.

Basket component closing value:
In the case of the underlying index, the index closing value as published under Bloomberg ticker symbol “OSX”, or any successor symbol.  In the case of each of the underlying shares, the closing price of one such underlying share times the relevant adjustment factor for such underlying share.

Multiplier:
The multiplier will be set on the pricing date based on each basket component’s respective initial basket component value so that each basket component will represent its applicable basket component weighting in the predetermined initial basket value.  Each multiplier will remain constant for the term of the Buffered PLUS.  See “Basket – Multiplier” above.

Adjustment factor:	For each of the underlying shares, 1.0, subject to adjustment for certain events affecting such underlying shares.
Listing:	The Buffered PLUS will not be listed on any securities exchange.
CUSIP:	617484274
ISIN:	US6174842749
Agent:	Morgan Stanley & Co. Incorporated
Commissions and Issue Price:	Price to Public	Agent’s Commissions(1)	Proceeds to Company
Per Buffered PLUS	$10	$0.20	$9.80
Total	$	$	$
(1)      For additional information, see “Plan of Distribution” in the accompanying prospectus supplement for PLUS.
You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.
Prospectus Supplement for PLUS dated December 23, 2008
Prospectus dated December 23, 2008
THE BUFFERED PLUS ARE NOT BANK DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.  FURTHERMORE, THE BUFFERED PLUS WILL NOT BE GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION UNDER THE FDIC’S TEMPORARY LIQUIDITY GUARANTEE PROGRAM.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837

FWP:  MSPRB1208009

Buffered PLUS Based on a Basket of an Equity Index and Exchange Traded Funds due September    , 2010
Buffered Performance Leveraged Upside SecuritiesSM

Investment Overview

Buffered Performance Leveraged Upside Securities
The Buffered PLUS Based on a Basket of an Equity Index and Exchange Traded Funds (the “Buffered PLUS”) can be used:

▪	As an alternative to direct exposure to the basket that enhances returns for a certain range of positive performance of the basket

▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario

▪	To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

▪	To obtain a buffer against a specified level of negative performance in the basket

Maturity:	14 months
Leverage factor:	200%
Maximum payment at maturity:	$11.50 to $12.00 per Buffered PLUS (115% to 120% of the stated principal amount)
Buffer amount:	10% of the initial basket value
Principal protection:	$1.00 per Buffered PLUS (10% of the stated principal amount)
Coupon:	None

Basket Overview
The basket consists of the PHLX Oil Service SectorSM Index, shares of the iShares® MSCI Emerging Markets Index Fund and shares of the iShares® Dow Jones U.S. Real Estate Index Fund.

The PHLX Oil Service SectorSM Index is a price-weighted index composed of fifteen companies that provide oil drilling and production services, oil field equipment, support services and geophysical/reservoir services and was set to an initial value of 75 on December 31, 1996. The PHLX Oil Service SectorSM Index was developed by the predecessor to NASDAQ OMX PHLX and is calculated, maintained and published by NASDAQ OMX PHLX.  The PHLX Oil Service SectorSM Index is weighted at 50% of the basket and accordingly constitutes one half of the basket.

The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund managed by iShares®, Inc., a registered investment company, which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM. The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc.. and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey. Effective May 2010, Israel will be reclassified as a developed market and will no longer be included in the MSCI Emerging Markets IndexSM.

The iShares® Dow Jones U.S. Real Estate Index Fund is an exchange-traded fund managed by iShares®, Inc. (“iShares”), a registered investment company, and seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the real estate sector of the U.S. equity market, as represented by the Dow Jones U.S. Real Estate IndexSM.  The Dow Jones U.S. Real Estate Index attempts to measure the performance of the real estate sector of the United States equity market, including, primarily, real estate investment trusts (REITS) subsectors, and real estate holding and developing subsectors.  For more information on the individual basket components, see “Information About Basket Components” on page 15 of these preliminary terms.

Basket Component Information as of July 14, 2009
	Bloomberg Ticker Symbol	Current Basket Component Level	52 Weeks Ago	52 Week High	52 Week Low
PHLX Oil Service SectorSM Index	OSX	154.97	334.66	334.86 (on 7/21/08)	104.14 (on 12/4/08)
Shares of the iShares® MSCI Emerging Markets Index Fund	EEM	$31.48	$42.97	$44.19 (on 7/29/08)	$18.26 (on 11/20/08)
Shares of the iShares® Dow Jones U.S. Real Estate Index Fund	IYR	$31.42	$56.82	$67.20 (on 9/19/08)	$22.21 (on 3/6/09)

July 2009	Page 2

Buffered PLUS Based on a Basket of an Equity Index and Exchange Traded Funds due September    , 2010
Buffered Performance Leveraged Upside SecuritiesSM

Basket Historical Performance January 1, 2004 to July 14, 2009

The graph is calculated as if the basket had an initial value of 100 on January 1, 2004 and illustrates the effect of the offset and/or correlation among the basket components during such period.  The graph does not take into account the leverage on the Buffered PLUS, nor does it attempt to show your expected return on an investment in the Buffered PLUS.  The historical values of the basket should not be taken as an indication of its future performance.

July 2009	Page 3

Buffered PLUS Based on a Basket of an Equity Index and Exchange Traded Funds due September    , 2010
Buffered Performance Leveraged Upside SecuritiesSM

Key Investment Rationale

These Buffered PLUS offer 200% leveraged upside on the positive performance of the basket, subject to a maximum payment at maturity of $11.50 to $12.00 per Buffered PLUS (115% to 120% of the stated principal amount), and offer a buffer against a decline of 10% in the basket, providing for a minimum payment of $1.00 per Buffered PLUS at maturity.

Leveraged Performance	The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the basket.
Payment Scenario 1
The basket increases in value and, at maturity, the Buffered PLUS redeem for the stated principal amount of $10 plus 200% of the basket percent increase, subject to a maximum payment at maturity of $11.50 to $12.00 per Buffered PLUS (115% to 120% of the stated principal amount).

Payment Scenario 2	The basket declines in value by no more than 10% and, at maturity, the Buffered PLUS redeem for the stated principal amount of $10.
Payment Scenario 3
The basket declines in value by more than 10% and, at maturity, the Buffered PLUS redeem for less than the stated principal amount by an amount that is proportionate to the percentage decrease of the final basket value from the initial basket value plus the buffer amount of 10%.  (Example: if the basket decreases in value by 20%, the Buffered PLUS will redeem for $9.00, or 90% of the stated principal amount.)  The minimum payment at maturity is $1.00 per Buffered PLUS.

Summary of Selected Key Risks (see page 10)

▪	90% of the principal amount is at risk.

▪	The Buffered PLUS do not pay interest.

▪	Appreciation potential is limited by the maximum payment at maturity.

▪
The market price of the Buffered PLUS will be influenced by many unpredictable factors, including the value, volatility and dividend yield of the basket components, and you may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

▪	The Buffered PLUS are subject to the credit risk of Morgan Stanley, and its credit ratings and credit spreads may adversely affect the market value of the Buffered PLUS.

▪	The basket is weighted heavily in the PHLX Oil Service SectorSM Index and changes in the value of one or more of the basket components may offset each other.

▪	Investing in the Buffered PLUS is not equivalent to investing in the basket components.

▪	Investing in the Buffered PLUS exposes investors to risks which are especially significant in the real estate industry.

▪	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

▪	There are risks associated with investments in securities linked to the value of foreign equity securities.

▪	The value of the EEM Shares is subject to currency exchange risk.

▪	Adjustments to the underlying index could adversely affect the value of the Buffered PLUS.

▪	Adjustments to the underlying shares or to the MSCI Emerging Markets Index or the Dow Jones U.S. Real Estate Index could adversely affect the value of the Buffered PLUS.

▪	The underlying shares may not track the MSCI Emerging Markets Index or the Dow Jones U.S. Real Estate Index, respectively.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares.

▪	The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited.

▪	Economic interests of the calculation agent, an affiliate of the issuer, may be adverse to the investors.

▪	Hedging and trading activity could potentially affect the value of the Buffered PLUS.

▪	The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain.

July 2009	Page 4

Buffered PLUS Based on a Basket of an Equity Index and Exchange Traded Funds due September    , 2010
Buffered Performance Leveraged Upside SecuritiesSM

Fact Sheet
The Buffered PLUS offered are senior unsecured obligations of Morgan Stanley, will pay no interest, provide a minimum payment at maturity of only 10% of the stated principal amount and have the terms described in the accompanying prospectus supplement for PLUS and the accompanying prospectus, as supplemented or modified by these preliminary terms.  At maturity, an investor will receive for each stated principal amount of Buffered PLUS that the investor holds, an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the basket closing value on the valuation date.  Under no circumstances will the payment due at maturity on the Buffered PLUS be less than $1.00 per Buffered PLUS.  The Buffered PLUS are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
July , 2009	July , 2009 (5 business days after the pricing date)	September , 2010, subject to postponement due to market disruption events
Key Terms
Issuer:	Morgan Stanley
Original issue price:	$10 per Buffered PLUS
Stated principal amount:	$10 per Buffered PLUS
Denominations:	$10 and integral multiples thereof
Interest:	None
Aggregate principal amount:	$
Basket:	Basket component	Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	The PHLX Oil Service SectorSM Index (the “OSX Index”)	OSX	50.00%
	Shares of the iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)	EEM	30.00%
	Shares of the iShares® Dow Jones U.S. Real Estate Index Fund (the “IYR Shares”)	IYR	20.00%
We refer to the OSX Index as the underlying index, and the EEM Shares and the IYR Shares, collectively, as the underlying shares.
Payment at maturity (per Buffered PLUS):	▪	If the final basket value is greater than the initial basket value: $10 + the leveraged upside payment, subject to the maximum payment at maturity.
	▪	If the final basket value is less than or equal to the initial basket value but has decreased by an amount less than or equal to the buffer amount of 10% from the initial basket value:
$10
	▪	If the final basket value is less than the initial basket value and has decreased by an amount greater than the buffer amount of 10% from the initial basket value:

($10 x the basket performance factor) + $1.00
This amount will be less than the stated principal amount of $10.  However, under no circumstances will the payment due at maturity be less than $1.00 per Buffered PLUS.

Leveraged upside payment:	$10 x leverage factor x basket percent increase
Leverage factor:	200%
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Buffer amount:	10%
Maximum payment at maturity:	$11.50 to $12.00 per Buffered PLUS (115% to 120% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	$1.00 per Buffered PLUS (10% of the stated principal amount)
Initial basket value:
100, which will be equal to the sum of the products of the initial basket component values of each of the basket components, as set forth under “Basket – Initial basket component value” above, and the applicable multipliers for each of the basket components.  The initial basket component values for each of the basket components will be determined on the Pricing Date.

Final basket value:	The basket closing value on the valuation date.
Valuation date:	September , 2010, subject to adjustment for non-index business days or non-trading days, as applicable, and certain market disruption events.

July 2009	Page 5

Buffered PLUS Based on a Basket of an Equity Index and Exchange Traded Funds due September    , 2010
Buffered Performance Leveraged Upside SecuritiesSM

Basket closing value:
The basket closing value on any date is the sum of the products of the basket component closing values of each of the basket components and the applicable multipliers for each of the basket components.

Basket component closing value:
In the case of the underlying index, the index closing value as published under Bloomberg ticker symbol “OSX”, or any successor symbol.  In the case of each of the underlying shares, the closing price of one such underlying share times the relevant adjustment factor for such underlying share.

Multiplier:
The multiplier will be set on the pricing date based on each basket component’s respective initial basket component value so that each basket component will represent its applicable basket component weighting in the predetermined initial basket value.  Each multiplier will remain constant for the term of the Buffered PLUS.  See “Basket – Multiplier” above.

Adjustment factor:	For each of the underlying shares, 1.0, subject to adjustment for certain events affecting such underlying shares.
Postponement of maturity date:
If the valuation date is postponed so that it falls less than two scheduled trading days prior to the scheduled maturity date, the maturity date will be the second scheduled trading day following the valuation date as postponed.

Risk factors:	Please see “Risk Factors” on page 10.

General Information
Listing:	The Buffered PLUS will not be listed on any securities exchange.
CUSIP:	617484274
ISIN:	US6174842749
Minimum ticketing size:	100 Buffered PLUS
Bull market or bear market Buffered PLUS:	Bull Market Buffered PLUS
Tax considerations:
Although the issuer believes that, under current law, the Buffered PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes, there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS.

Assuming this treatment of the Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying prospectus supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

▪	A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to maturity, other than pursuant to a sale or exchange.
▪
Upon sale, exchange or settlement of the Buffered PLUS at maturity, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS.  Subject to the discussion below concerning the potential application of the “constructive ownership” rule under Section 1260 of the Internal Revenue Code of 1986, as amended, any gain or loss recognized upon sale, exchange or settlement of a Buffered PLUS should be long-term capital gain or loss if the U.S. Holder has held the Buffered PLUS for more than one year at such time.

Because the Buffered PLUS is linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in the Buffered PLUS will be treated as a “constructive ownership transaction.”  If this treatment applies, it is not clear to what extent any long-term capital gain of the U.S. Holder in respect of the Buffered PLUS will be recharacterized as ordinary income (which ordinary income would also be subject to an interest charge).  U.S. investors should read the section of the accompanying prospectus supplement for PLUS called “United States Federal Taxation – Tax Consequences to U.S. Holders – Tax Treatment of the PLUS – Possible Application of Section 1260 of the Code” for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

On December 7, 2007, the Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Buffered PLUS.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the

July 2009	Page 6

Buffered PLUS Based on a Basket of an Equity Index and Exchange Traded Funds due September    , 2010
Buffered Performance Leveraged Upside SecuritiesSM

instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect.

Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership regime, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.)
Calculation agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”)
Use of proceeds and hedging:
The net proceeds we receive from the sale of the Buffered PLUS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Buffered PLUS through one or more of our subsidiaries.

On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Buffered PLUS by taking positions in the underlying shares, in futures or options contracts on the basket components or component stocks of the OSX Index, the MSCI Emerging Markets Index or the Dow Jones U.S. Real Estate Index listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could potentially increase the initial basket component values of the basket components, and, therefore, could increase the values at which the basket components must close on the valuation date before you would receive at maturity a payment that exceeds the stated principal amount of the Buffered PLUS.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement for PLUS.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement for PLUS.
Supplemental information regarding plan of distribution:
The agent may distribute the Buffered PLUS through Morgan Stanley Smith Barney LLC (“MSSB”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.

Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This offering summary represents a summary of the terms and conditions of the Buffered PLUS.  We encourage you to read the accompanying prospectus supplement for PLUS and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

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Buffered PLUS Based on a Basket of an Equity Index and Exchange Traded Funds due September    , 2010
Buffered Performance Leveraged Upside SecuritiesSM

How the Buffered PLUS Work

Payoff Diagram
The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$10 per Buffered PLUS
Leverage factor:	200%
Buffer amount:	10% of the initial index value
Hypothetical maximum payment at maturity:	$11.75 per Buffered PLUS (117.5% of the stated principal amount)
Minimum payment at maturity:	$1.00 per Buffered PLUS

Buffered PLUS Payoff Diagram

How it works
▪
If the final basket value is greater than the initial basket value, investors will receive the $10 stated principal amount plus 200% of the appreciation of the basket over the term of the Buffered PLUS, subject to the maximum payment at maturity of $11.75 per Buffered PLUS.  In the payoff diagram, an investor will realize the hypothetical maximum payment at maturity at a final basket value of 108.75% of the initial basket value.

▪
If the final basket value is less than or equal to the initial basket value but has declined by an amount less than or equal to the buffer amount of 10% from the initial basket value, investors will receive the stated principal amount of $10 per Buffered PLUS.

▪
If the final basket value has declined by an amount greater than the buffer amount of 10% from the initial index value, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease beyond the buffer amount of 10%.  The minimum payment at maturity is $1.00 per Buffered PLUS.

▪	For example, if the basket depreciates 35%, investors will lose 25% of their principal and receive only $7.50 per Buffered PLUS at maturity, or 75% of the stated principal amount.

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Buffered PLUS Based on a Basket of an Equity Index and Exchange Traded Funds due September    , 2010
Buffered Performance Leveraged Upside SecuritiesSM

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of Buffered PLUS that they hold an amount in cash based upon the closing value of the basket on the valuation date, as determined as follows:

If the final basket value is greater than the initial basket value:

$10    +    leveraged upside payment; subject to the maximum payment at maturity.

If the final basket value is less than or equal to the initial basket value but has declined by an amount that is less than or equal to the buffer amount of 10% from the initial basket value:

the stated principal amount of $10

If the final basket value is less than the initial basket value and has declined by an amount that is greater than the buffer amount of 10% from the initial basket value:

($10    x    basket performance factor)  +    $1.00

Because in this case the basket performance factor will be less than 0.9, the payment at maturity for each Buffered PLUS will be less than the stated principal amount of $10.

Under no circumstances will the payment due at maturity be less than $1.00 per Buffered PLUS.

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Buffered PLUS Based on a Basket of an Equity Index and Exchange Traded Funds due September    , 2010
Buffered Performance Leveraged Upside SecuritiesSM

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement for PLUS and prospectus.  We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Buffered PLUS.

▪
Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of your principal.  The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest, and provide a minimum payment at maturity of only 10% of the stated principal amount of the Buffered PLUS, subject to the credit risk of Morgan Stanley.  If the final basket value is less than 90% of the initial basket value, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the basket below 90% of the initial basket value, plus $1.00 per Buffered PLUS.

▪
Appreciation potential is limited.  The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of $11.50 to $12.00 (or 115% to 120% of the stated principal amount).  The actual maximum payment at maturity will be determined on the pricing date.  Although the leverage factor provides 200% exposure to any increase in the value of the basket at maturity, because the payment at maturity will be limited to 115% to 120% of the stated principal amount for the Buffered PLUS, any increase in the final basket value over the initial basket value by more than 7.5% to 10% of the initial basket value will not increase the return on the Buffered PLUS.

▪
Market price influenced by many unpredictable factors.  Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market, including: the value, volatility and dividend yield of the basket components, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads.  You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

▪
The Buffered PLUS are subject to the credit risk of Morgan Stanley, and its credit ratings and credit spreads may adversely affect the market value of the Buffered PLUS.  Investors are dependent on Morgan Stanley’s ability to pay all amounts due on the Buffered PLUS at maturity, and therefore investors are subject to the credit risk of Morgan Stanley and to changes in the market’s view of Morgan Stanley’s creditworthiness.  Any decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the Buffered PLUS.

▪
The basket is weighted heavily in the PHLX Oil Service SectorSM Index and changes in the value of one or more of the basket components may offset each other.  Value movements in the basket components may not correlate with each other.  At a time when the value of one basket component increases in value, the value of the other basket components may not increase as much, or may even decline in value.  Therefore, in calculating the basket components’ performance on the valuation date, increases in the value of one basket component may be moderated, or wholly offset, by lesser increases or declines in the value of other basket components.  Furthermore, the basket is not equally weighted among the basket components.  The PHLX Oil Service SectorSM Index is weighted at 50% of the basket and accordingly constitutes one half of the basket.  Decreases in the value of a more heavily weighted basket component, such as the PHLX Oil Service SectorSM Index, could moderate or wholly offset increases in the values of the less heavily weighted basket components.

▪
Investing in the Buffered PLUS is not equivalent to investing in the basket components.  Investing in the Buffered PLUS is not equivalent to investing directly in the basket components or any of the component stocks of the underlying index.  Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the underlying index.

▪
Investing in the Buffered PLUS exposes investors to risks which are especially significant in the real estate industry.  The Buffered PLUS are subject to certain risks applicable to the real estate industry.  The iShares® Dow

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Buffered Performance Leveraged Upside SecuritiesSM

Jones U.S. Real Estate Index Fund invests in companies that invest in real estate, primarily REITS or real estate holding companies, which exposes the Buffered PLUS to the risks of owning real estate directly as well as to risks that relate specifically to the way in which real estate companies are organized and operated. Real estate is highly sensitive to general and local economic conditions and developments, and characterized by intense competition and periodic overbuilding. The United States real estate market has recently suffered a period of extraordinary declines, and we can give you no assurance that such declines will not continue or worsen. Specific risks especially relevant to investment in the real estate industry include interest rate risk, leverage risk, property risk, management risk, liquidity risk, concentration risk, U.S. tax risk and regulatory risk. Any of these risks could adversely impact the value of the Buffered PLUS.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase Buffered PLUS in secondary market transactions will likely be lower than the original issue price, since the original issue price will include, and secondary market prices are likely to exclude, commissions paid with respect to the Buffered PLUS, as well as the cost of hedging our obligations under the Buffered PLUS.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

▪
There are risks associated with investments in securities linked to the value of foreign equity securities. The stocks included in the MSCI Emerging Markets Index, which accounts for 30% of the basket, have been issued by companies in various emerging markets countries.  Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “Commission”), and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪
The value of the EEM Shares is subject to currency exchange risk.  Because the prices of the EEM Shares, which accounts for 30% of the basket, is related to the U.S. dollar value of stocks underlying the MSCI Emerging Markets Index, holders of the Buffered PLUS will be exposed to the currency exchange rate risk with respect to each of the currencies in which such component securities trade.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to that country including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each region.  An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MSCI Emerging Markets Index, the value of the underlying shares will be adversely affected and the payment at maturity on the Buffered PLUS may be reduced.

Of particular importance to potential currency exchange risk are:

▪	existing and expected rates of inflation;

▪	existing and expected interest rate levels;

▪	the balance of payments; and

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Buffered Performance Leveraged Upside SecuritiesSM

▪	the extent of governmental surpluses or deficits in the relevant countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in this index and the United States and other countries important to international trade and finance.

▪
Adjustments to the underlying index could adversely affect the value of the Buffered PLUS.  The publisher of the underlying index can add, delete or substitute the stocks underlying the index, and can make other methodological changes that could change the value of such underlying index.  Any of these actions could adversely affect the value of the Buffered PLUS.  In addition, the index publisher may discontinue or suspend calculation or publication of the index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index and is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, the payment at maturity on the Buffered PLUS will be an amount based on the closing prices at maturity of the securities constituting the underlying index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the underlying index last in effect prior to discontinuance of such index.

▪
Adjustments to the underlying shares, the MSCI Emerging Markets Index or the Dow Jones U.S. Real Estate Index could adversely affect the value of the Buffered PLUS.  Barclays Global Fund Advisors, which we refer to as BGFA, is the investment adviser to the iShares® MSCI Emerging Markets Index Fund, which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index.  BGFA is also the investment adviser to the iShares® Dow Jones U.S. Real Estate Index Fund, which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones U.S. Real Estate Index.  MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the MSCI Emerging Markets Index.  Dow Jones & Company, Inc. (“Dow Jones”) is responsible for calculating and maintaining the Dow Jones U.S. Real Estate Index. MSCI and Dow Jones can add, delete or substitute the stocks underlying the MSCI Emerging Markets Index or the Dow Jones U.S. Real Estate Index, respectively, and make other methodological changes that could change the value of the respective indices.  Pursuant to its investment strategy or otherwise, BGFA may add, delete or substitute the stocks composing the iShares® MSCI Emerging Markets Index Fund or the iShares® Dow Jones U.S. Real Estate Index Fund, respectively.  Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the Buffered PLUS.

▪
The underlying shares may not track the MSCI Emerging Markets Index or the Dow Jones U.S. Real Estate Index, respectively.  The performance of the respective underlying shares may not exactly replicate the performance of the MSCI Emerging Markets Index or the Dow Jones U.S. Real Estate Index, respectively, because the iShares® MSCI Emerging Markets Index Fund and the iShares® Dow Jones U.S. Real Estate Index Fund will reflect transaction costs and fees that are not included in the calculation of the MSCI Emerging Markets Index or the Dow Jones U.S. Real Estate Index, respectively.  It is also possible that the iShares® MSCI Emerging Markets Index Fund and the iShares® Dow Jones U.S. Real Estate Index Fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the relevant indices due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in each fund, differences in trading hours between the iShares® MSCI Emerging Markets Index Fund and the MSCI Emerging Markets Index or between the iShares® Dow Jones U.S. Real Estate Index Fund and the Dow Jones U.S. Real Estate Index, or due to other circumstances.  BGFA may invest up to 10% of the assets of the iShares® MSCI Emerging Markets Index Fund and the iShares® Dow Jones U.S. Real Estate Index Fund, respectively, in securities not included in the relevant indices tracked by the respective funds but which BGFA believes will help the respective funds track the relevant indices, and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by BGFA.

▪
The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares.  MS & Co., as calculation agent, will adjust the amount payable at maturity for certain events affecting the underlying shares.  However, the calculation agent will not make an adjustment for every event that could affect the underlying shares.  If an event occurs that does not require the calculation agent to

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Buffered Performance Leveraged Upside SecuritiesSM

adjust the amount payable at maturity, the market price of the Buffered PLUS may be materially and adversely affected.

▪
The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited.  The Buffered PLUS will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the Buffered PLUS.  MS & Co. may, but is not obligated to, make a market in the Buffered PLUS.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily.  Because we do not expect that other broker dealers will participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS.  Accordingly, you should be willing to hold your Buffered PLUS to maturity.

▪
Economic interests of the calculation agent and other affiliates of the issuer may be adverse to the investors.  The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Buffered PLUS.  As calculation agent, MS & Co. will determine the initial basket value and the final basket value, and calculate the amount of cash you will receive at maturity.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the closing value of the underlying index in the event of a discontinuance of such underlying index, may adversely affect the payout to you at maturity.

▪
Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the Buffered PLUS.  MS & Co., the calculation agent, is our subsidiary.  MS & Co. or other affiliates of ours will carry out hedging activities related to the Buffered PLUS (and to other instruments linked to the basket components or component stocks of the underlying index, the MSCI Emerging Markets Index or the Dow Jones U.S. Real Estate Index), including trading in the stocks that constitute the underlying index, the MSCI Emerging Markets Index or the Dow Jones U.S. Real Estate Index as well as in other instruments related to the basket components.  MS & Co. and some of our other subsidiaries also trade the stocks that constitute the underlying index, the MSCI Emerging Markets Index or the Dow Jones U.S. Real Estate Index and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial basket component values of the basket components and, therefore, could increase the value at which the basket components must close on the valuation date before an investor receives a payment at maturity that exceeds the issue price of the Buffered PLUS.  Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the value of the basket components on the valuation date and, accordingly, the amount of cash an investor will receive at maturity.

▪
The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain.  Please read the discussion under “Fact Sheet ― General Information ― Tax Considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for PLUS (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS.  As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder might be recharacterized as ordinary income (which ordinary income would also be subject to an interest charge). In addition, if the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Buffered PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections.  For example, under one treatment, U.S. Holders could be required to accrue original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income.  The risk that buffered securities would be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as an open transaction, is higher than with other-non principal protected equity-linked securities.  The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the Buffered PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.  On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax

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Buffered Performance Leveraged Upside SecuritiesSM

treatment of “prepaid forward contracts” and similar instruments, such as the Buffered PLUS. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership regime, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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Buffered Performance Leveraged Upside SecuritiesSM

Information About the Basket Components

The PHLX Oil Service SectorSM Index.
The PHLX Oil Service SectorSM Index is a price-weighted index composed of fifteen companies that provide oil drilling and production services, oil field equipment, support services and geophysical/reservoir services.  The PHLX Oil Service SectorSM Index was set to an initial value of 75 on December 31, 1996. The PHLX Oil Service SectorSM Index was developed by the predecessor to NASDAQ OMX PHLX and is calculated, maintained and published by NASDAQ OMX PHLX.  The PHLX Oil Service SectorSM Index is described under the heading “Underlying Indices and Underlying Index Publishers Information— PHLX Oil Service SectorSM Index” in the prospectus supplement for PLUS.

License Agreement between The NASDAQ OMX Group, Inc. and MS & Co.  The NASDAQ OMX Group, Inc. and MS & Co. have entered into a non-exclusive license agreement providing license to MS & Co. and certain of its affiliated companies, in exchange for a fee, of the right to use the PHLX Oil Service SectorSM Index, which is owned and published by The NASDAQ OMX Group, Inc., in connection with securities, including the Buffered PLUS.  See “Underlying Indices and Underlying Index Publishers Information— PHLX Oil Service SectorSM Index — License Agreement between The NASDAQ OMX Group, Inc. and MS & Co.” in the prospectus supplement for PLUS.

The iShares® MSCI Emerging Markets Index Fund
The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund managed by iShares®, Inc. (“iShares”), a registered investment company.  iShares consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund.   This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® Dow Jones U.S. Real Estate Index Fund.
The iShares® Dow Jones U.S. Real Estate Index Fund is an exchange-traded fund managed by iShares®, a registered investment company.  iShares® consists of numerous separate investment portfolios, including the iShares® Dow Jones U.S. Real Estate Index Fund.  Barclays Global Fund Advisors (“BFGA”) is the investment adviser to the fund.  The fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the real estate sector of the U.S. equity market, as represented by the Dow Jones U.S. Real Estate IndexSM.  The fund’s investment objective and the underlying index may be changed without shareholder approval.  Shares of the fund trade on NYSE Arca, Inc. under the ticker symbol IYR.  The fund is registered as part of the iShares® Trust, a registered investment company.  Information provided to or filed with the Commission by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

Information about the EEM Shares, the IYR Shares and iShares

These preliminary terms relate only to the Buffered PLUS offered hereby and do not relate to the EEM Shares or the IYR Shares.  We have derived all disclosures contained in these preliminary terms regarding iShares from the publicly available documents described in the preceding paragraphs under the headings “The iShares® MSCI Emerging Markets Index Fund” and “The iShares® Dow Jones U.S. Real Estate Index Fund.”  In connection with the offering of the Buffered PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares, the EEM Shares or the IYR Shares.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares, the EEM Shares or the IYR Shares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof

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Buffered Performance Leveraged Upside SecuritiesSM

(including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs under the headings “The iShares® MSCI Emerging Markets Index Fund” and “The iShares® Dow Jones U.S. Real Estate Index Fund”) that would affect the trading price of the EEM Shares or the IYR Shares (and therefore the price of the underlying shares at the time we price the Buffered PLUS) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares, the EEM Shares or the IYR Shares could affect the value received at maturity with respect to the Buffered PLUS and therefore the trading prices of the Buffered PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the EEM Shares or the IYR Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered PLUS under the securities laws.  As a prospective purchaser of the Buffered PLUS, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the EEM Shares or the IYR Shares.

iShares® is a registered trademark of Barclays Global Investors, N.A. (“BGI”).  The Buffered PLUS are not sponsored, endorsed, sold, or promoted by BGI.  BGI makes no representations or warranties to the owners of the Buffered PLUS or any member of the public regarding the advisability of investing in the Buffered PLUS.  BGI has no obligation or liability in connection with the operation, marketing, trading or sale of the Buffered PLUS.

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Buffered Performance Leveraged Upside SecuritiesSM

Historical Information
The following tables set forth the published high and low closing values and closing prices, as applicable, as well as end-of-quarter closing values and closing prices, as applicable, for each of the basket components for each quarter in the period from January 1, 2004 through July 14, 2009.  The related graphs set forth the daily closing values or closing prices, as applicable, for each of the basket components in the same period.  The closing values and closing prices, as applicable, for each of the basket components on July 14, 2009 were, (i) in the case of the PHLX Oil Service SectorSM Index, 154.97, (ii) in the case of the EEM Shares, $31.48, and (iii) in the case of the IYR Shares, $31.42.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification.  The historical values of the basket components should not be taken as an indication of future performance, and no assurance can be given as to the basket closing value on the valuation date.

PHLX Oil Service SectorSM Index	High	Low	Period End
2004
First Quarter	110.63	92.50	103.51
Second Quarter	109.33	95.84	107.54
Third Quarter	121.93	101.76	120.79
Fourth Quarter	127.02	113.45	123.94
2005
First Quarter	145.26	118.26	139.31
Second Quarter	149.12	124.96	146.15
Third Quarter	178.64	146.51	175.93
Fourth Quarter	190.92	153.45	182.14
2006
First Quarter	223.54	189.35	208.35
Second Quarter	235.34	185.81	210.38
Third Quarter	213.40	175.79	186.10
Fourth Quarter	215.69	173.36	199.90
2007
First Quarter	217.31	180.30	214.63
Second Quarter	271.58	218.82	263.48
Third Quarter	300.77	243.03	295.08
Fourth Quarter	310.76	271.30	301.61
2008
First Quarter	312.20	248.85	281.28
Second Quarter	359.61	286.42	354.15
Third Quarter	356.76	224.59	236.42
Fourth Quarter	226.10	104.14	121.39
2009
First Quarter	142.18	108.44	123.97
Second Quarter	188.72	125.41	159.66
Third Quarter (through July 14, 2009)	159.35	145.64	154.97

The PHLX Oil Service SectorSM Index January 1, 2004 to July 14, 2009

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Buffered Performance Leveraged Upside SecuritiesSM

iShares® MSCI Emerging Markets Index Fund (CUSIP: 464287234)	High ($)	Low ($)	Period End ($)
2004
First Quarter	19.8356	18.3833	19.5000
Second Quarter	20.2044	15.8844	17.9589
Third Quarter	19.1667	16.9633	19.1667
Fourth Quarter	22.4278	18.9000	22.4278
2005
First Quarter	24.6500	21.2111	22.5333
Second Quarter	24.3700	21.7000	23.8667
Third Quarter	28.3400	23.9433	28.2933
Fourth Quarter	29.8333	25.0500	29.4167
2006
First Quarter	33.5933	30.5167	33.0000
Second Quarter	37.0333	27.3167	31.3000
Third Quarter	33.1000	29.2000	32.2567
Fourth Quarter	38.2000	31.7667	38.0567
2007
First Quarter	39.5433	35.0967	38.8333
Second Quarter	44.4000	39.1500	43.8833
Third Quarter	50.1333	39.5000	49.8167
Fourth Quarter	55.7300	47.1767	50.1000
2008
First Quarter	50.3667	42.1555	44.7933
Second Quarter	51.7100	44.4700	45.2400
Third Quarter	44.4333	31.5500	34.1700
Fourth Quarter	34.5800	18.2600	24.9700
2009
First Quarter	27.1000	19.9400	24.8100
Second Quarter	34.6400	25.6300	32.2300
Third Quarter (through July 14, 2009)	32.8200	30.7400	31.4800

iShares® MSCI Emerging Markets Index Fund January 1, 2004 to July 14, 2009

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Buffered Performance Leveraged Upside SecuritiesSM

iShares® Dow Jones U.S. Real Estate Index Fund (CUSIP 464287739)	High ($)	Low ($)	Period End ($)
2004
First Quarter	53.8600	48.5286	53.7814
Second Quarter	54.4005	44.1504	49.6440
Third Quarter	54.8624	49.0150	53.0492
Fourth Quarter	61.2602	53.8305	60.5379
2005
First Quarter	59.7860	54.6364	55.1327
Second Quarter	63.9185	54.8133	62.5034
Third Quarter	67.1911	61.3732	63.2246
Fourth Quarter	65.3593	58.2371	63.1066
2006
First Quarter	73.7604	64.8281	72.7500
Second Quarter	71.6118	66.6726	70.6719
Third Quarter	77.6151	70.7116	76.6701
Fourth Quarter	86.3098	76.6502	83.3500
2007
First Quarter	94.5700	82.5300	85.2400
Second Quarter	87.8100	76.9000	77.4200
Third Quarter	80.4000	68.2500	76.4700
Fourth Quarter	80.8000	65.1100	65.7000
2008
First Quarter	68.3300	59.0200	65.1000
Second Quarter	71.6500	60.8000	60.8000
Third Quarter	67.2000	56.2800	61.9500
Fourth Quarter	61.0000	25.3000	37.2300
2009
First Quarter	37.2600	22.2100	25.4600
Second Quarter	35.5900	25.2300	32.4200
Third Quarter (through July 14, 2009)	32.7400	29.8800	31.4200

iShares® Dow Jones U.S. Real Estate Index Fund January 1, 2004 to July 14, 2009

July 2009	Page 19